iMetabolic Corp

Balance Sheets

(Unaudited)

	December 31,	June 30,
	2014	2014

ASSETS
Current assets:
Cash and cash equivalents	$9,375	$5,912

Total current assets	9,375	5,912

Total Assets	$9,375	$5,912

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$18,000	$12,000

Total current liabilities	18,000	12,000

Total Liabilities	$18,000	$12,000

Commitments:	—	—

Stockholders’ equity (deficit):
Common stock, $.001 par value 10,000,000 shares. authorized; 10,000,000 and 3,900,000 shares issued and outstanding as of December 31, 2014 and June 30, 2014, respectively	10,000	3,900
Additional paid-in-capital	2,950	2,850
Accumulated deficit	(21,575)	(12,838)

Total stockholders’ equity (deficit)	(8,625)	(6,088)

Total liabilities and stockholders’ equity (deficit)	$9,375	$5,912

The accompanying notes are an integral part of these unaudited financial statements

iMetabolic Corp

Statements of Operations

(Unaudited)

	For the Six Months Ended December 31,
	2014	2013

Costs and Expenses
General and administrative	$8,737	$6,754
Operating loss	(8,737)	(6,754)

Net loss from operations	(8,737)	(6,754)

Net Loss	$(8,737)	$(6,754)

Basic and diluted loss per share	$—	$—

Basic and diluted weighted average common shares outstanding	10,000,000	3,900,000

The accompanying notes are an integral part of these unaudited financial statements

iMetabolic Corp

Statement of Changes in Shareholders’ Equity

(Unaudited)

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at June 30, 2014	3,900,000	$3,900	$2,850	$(12,838)	$(6,088)
Shares issued for cash	6,100,000	6,100	100	—	6,200
Net loss	—	—	—	(8,737)	(8,737)
Balance at December 31, 2014	10,000,000	$12,850	$2,950	$(21,575)	$(8,625)

The accompanying notes are an integral part of these unaudited financial statements

iMetabolic Corp

Statement of Cash Flows

(Unaudited)

	For the Six Months Ended	For the Six Months Ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(8,737)	$(6,754)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Accounts payable	6,000	6,000
Net cash used by operating activities	(2,737)	(754)

Cash flows from investing activities:

Cash flows from financing activities:
Proceeds from sale of common stock	6,200	6,750
Net cash provided by financing activities	6,200	6,750

Net change in cash and cash equivalents	3,463	5,996
Cash and cash equivalents at beginning of period	5,912	—
Cash and cash equivalents at end of period	$9,375	$5,996

Supplemental Disclosures:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these unaudited financial statements

iMetabolic Corp.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

Note 1 – Organization, Basis of Presentation, Description of Business

iMetabolic Corp. (the “Company” or “IMET”) was incorporated in Nevada on July 1, 2013 and has maintained the same corporate and trade name since its inception.  The company is a ‘development stage entity,’ as defined by FASB Accounting Standards Codification Topic 915, Development Stage Entities.

The Company does not have any subsidiaries and there are no intercompany accounts or transactions.

The Company’s principal operations are the design, manufacture, and nationwide marketing of nutraceuticals and other dietary supplements. The Company has conducted certain research and development activities to formulate products that are novel by virtue of their unique features and benefits and marketing.

The Company has acquired an exclusive license to the “iMetabolic” trade name, for which a trademark application currently is pending before the U.S. Patent and Trademark Office and has developed four new products with unique formulations and names that the Company intends to take to market in the near term.  The Company does not have any employees.  The Company intends to raise additional debt and equity capital to support the launch of its products and further product development activities.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to take the Company’s current products to market and competing in an otherwise crowded market for similar products.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (i) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses; (ii) obtaining funding from outside sources through the sale of its debt and/or equity securities; and (iii) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attaining profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Contingency Agreements

On October 15, 2014, the Company entered into a Non-Binding Letter of Intent with ESIO Water & Beverage Development Corp. (“EWB”). Under the terms of the exchange, Sixty Million (60,000,000) restricted shares of ESB restricted common stock (the “Exchange Shares”) will be issued to the outstanding IMET shareholders upon the basis of six (6) shares of ESB common stock in exchange for one (1) common share of IMET outstanding common stock subject to the respective Board of Directors approval of each organization.

On December 31, 2014, the Company entered into binding Agreement of Share Exchange and Plan of Reorganization with ESIO Water & Beverage Development Corp. (“EWB”). The terms of this binding agreement are identical to those outlined above in the October 15, 2104 non-binding letter of intent. The “Closing” date is stated to not be later than February 28, 2015.

Note 4 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates include deferred income taxes and fair value of stock-based compensation. It is at least reasonably possible a material change in these estimates may occur in the near term.

Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three months or less.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.  The Company maintains the majority of its cash balances with one financial institution.  At times, such balances may be in excess of any insured limits.

Income Taxes

In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of December 31, 2014.

Income (Loss) Per Share

FASB ASC 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  In the year ended June 30, 2014, the Company elected to early adopt ASU 2014-10 and removed the inception to date information and all reference to development stage.

Note 5 – Accounts Payable

At December 31, 2014 the company has $18,000 of outstanding accounts payable.  This outstanding sum is attributed to a rent accrual of $1,000 per month.

Note 6 – Stockholders’ Equity

On July 1, 2014, the Company issued 6,100,000 shares of its common stock at a price of $0.0010164 per share and total proceeds of $6,200.